For Immediate Release:                        Contact:
August 23, 2005                               Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433

                        GALAXY NUTRITIONAL FOODS REPORTS
                         FIRST QUARTER OPERATING RESULTS

ORLANDO, Florida (August 23, 2005) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading producer and marketer of nutritious plant-based dairy alternatives for the retail and foodservice markets, today reported its operating results for the first quarter of FY2006.

Galaxy reported a significant net loss in the most recent quarter, primarily due to charges related to the impairment of property and equipment in anticipation of the Company's pending sale of its manufacturing equipment to Schreiber Foods, which will manufacture the Company's products in the future. While management expects to derive significant and recurring expense reduction benefits from the production outsourcing relationship with Schreiber, a non-recurring, non-cash charge of $7.9 million was recognized in the first quarter of FY2005 to reflect the difference between the carrying cost of production equipment on the Company's books and the amount to be received from Schreiber upon sale of the equipment.

For the three months ended June 30, 2005, net sales approximated $9.9 million, compared with net sales of $11.2 million in the first quarter of the previous fiscal year. The 12% decline in net sales primarily reflects a temporary reduction in sales due to the transition from indirect sales to Wal-Mart through a private label customer to direct sales to Wal-Mart in April 2005. Sales also decreased due to no significant promotions in the most recent quarter. The Company reported a net loss of ($9.1 million), or ($0.49) per share, in the first quarter of FY2006, compared with a net loss of ($0.9 million), or ($0.06) per share, in the prior-year period. Approximately 89% of the net loss in the quarter ended June 30, 2005, was comprised of asset impairment charges and costs associated with disposal activities, along with $527,518 in non-cash stock-based compensation expenses. First quarter operating results were also negatively impacted by a decrease in gross profit margin to 23% of sales, versus 26% of sales in the prior-year quarter, primarily due to higher raw materials costs (e.g., casein) and lower sales volumes.

EBITDA, as adjusted (a non-GAAP measure), approximated $431,267 in the quarter ended June 30, 2005, compared with EBITDA, as adjusted, of approximately $726,635 in the quarter ended June 30, 2004. EBITDA, as adjusted, is comprised of net income before interest, taxes, depreciation and amortization, and is exclusive of employment contract expense, non-cash compensation related to stock options and warrants, derivative expense, impairment of property and equipment as well as cost of disposal activities.

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

"Our first quarter results were quite unusual and were dominated by non-recurring charges related to the pending sale of our manufacturing assets and outsourcing of our production activities, along with inefficiencies related to the transformation of Wal-Mart into a direct customer," stated Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "As the year progresses, we should begin to realize significant benefits from the production outsourcing and distribution relationship with Schreiber Foods, and we are expecting Wal-Mart's business to return to normal levels. Of particular importance is the fact the we will be able to take advantage of Schreiber's lower production costs relative to the high production costs of our underutilized plant facilities, as well as their much greater purchasing power with raw materials suppliers. We also expect to realize substantial savings in distribution expense when Schreiber takes over this function later in the year. Our interest expense and cash requirements for debt service will decline significantly once we pay down outstanding debt by approximately $7.4 million from the proceeds of the asset sale, which should be completed by the end of our third fiscal quarter. We expect to realize annualized savings from the outsourcing relationship and interest expense reductions totaling more than $4 million, and our operating results should begin to reflect these benefits in the fourth quarter of the current fiscal year. The transfer of our production activities to Schreiber is scheduled to be fully completed by December 31, 2005."

"Going forward, we will focus upon `building our brands' in the healthy foods category," continued Broll. "We plan to significantly increase our spending on consumer advertising and consumer promotions that highlight and communicate the benefits of our products, in order to meet the consumer demand for healthier foods. We will also seek to increase our presence on retailer store shelves, thereby expanding household penetration and building market share in specific markets. Finally, we plan to increase our customer base and generate consumer awareness of new products and/or flavors through new product trials, while increasing repeat purchases of our Veggie(TM) and Wholesome Valley(R) brands through improved taste, color, aroma, texture and packaging initiatives."

"In summary, I believe that Galaxy Nutritional Foods is well-positioned to realize the potential of its strong brands in the healthy foods category and to improve its financial performance significantly in coming years, and such trends should become evident in the fourth quarter of fiscal 2006. We have spent much of the past two years cleaning up our balance sheet, rationalizing product lines, and battling high casein prices. The final and very significant phases of the repositioning of the Company - the sale of our manufacturing assets and implementation of the outsourcing program - will be completed in the next four months. I can say with confidence that the future looks bright, for both the Company and its shareholders."

Business Outlook for FY2006

The following statements are forward-looking in nature, and actual results may differ materially. Please refer to Galaxy's quarterly and annual reports as filed with the Securities and Exchange Commission (SEC) for a more complete description of risks.

Given no change in the current business or economic environment, the Company expects:

>> Moderate growth in sales in FY2006, primarily through additional branded sales derived from an expansion in distribution to specifically identified markets.

>> To report positive operating profits, excluding non-cash stock compensation charges, the cost of disposal activities and impairment or loss on the sale of assets, for the fiscal year ending March 31, 2006.

>> To report positive EBITDA, as adjusted (a non-GAAP measure), excluding non-cash stock compensation charges, the cost of disposal activities and impairment or loss on the sale of assets, for FY2006.

>>    To report positive cash flow from operating activities for FY2006.

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

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as operating income, as adjusted, and EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company's current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets, forecasts and evaluates loan covenants. In its determination of non-GAAP measures, management excludes the non-cash compensation related to stock-based compensation, the cost of disposal activities, impairment or loss on the sale of assets, as well as the employment contract expense from its analysis of operating income because it believes that these items do not accurately reflect the Company's current on-going operations. With respect to non-cash compensation, it is calculated based on fluctuations in the Company's stock price which are outside the Company's control and typically do not reflect the Company's operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call today at 11:00 a.m. EDT; shareholders and other interested parties may participate in the conference call by dialing 800-322-0079 (international/local participants dial 973-409-9258), a few minutes before 11:00 am EDT on August 23, 2005. The call will also be broadcast live on the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=102653&s=wm&e=1117301. The call will be archived on the Internet through November 23, 2005 at http://phx.corporate-ir.net /playerlink.zhtml?c=102653&s=wm&e=1117301

About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R); Veggie(R); Veggie Nature's Alternative(TM); Veggie Slices(R); Soyco(R); Soymage(R); Wholesome Valley(R); Lite Bakery(R); and Galaxy Nutritional Foods Smart Choice Cheese Products(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

                          (Financial statements follow)

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

                         GALAXY NUTRITIONAL FOODS, INC.
                                 Balance Sheets
                                                            JUNE 30,        MARCH 31,
                                                             2005            2005
                                                         ------------    ------------
                                                         (Unaudited)       RESTATED
                                  ASSETS
CURRENT ASSETS:
  Cash                                                             --    $    561,782
  Trade receivables, net                                    5,553,245       4,644,364
  Inventories                                               4,018,049       3,811,470
  Prepaid expenses and other                                  492,078         219,592
                                                         ------------    ------------

         Total current assets                              10,063,372       9,237,208

PROPERTY AND EQUIPMENT, NET                                 9,872,074      18,246,445
OTHER ASSETS                                                  414,970         286,013
                                                         ------------    ------------


         TOTAL                                             20,350,416    $ 27,769,666
                                                         ============    ============

         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit                                         $  4,736,456    $  5,458,479
  Book overdraft                                              541,317              --
  Accounts payable                                          3,072,601       3,057,266
  Accrued and other current liabilities                     1,660,631       2,130,206
  Current portion of accrued employment contract              586,523         586,523
  Current portion of term notes payable                     7,801,985       1,320,000
  Current portion of obligations under capital leases         154,502         194,042
                                                         ------------    ------------

         Total current liabilities                         18,554,015      12,746,516

ACCRUED EMPLOYMENT CONTRACT, less current portion             846,240         993,305
TERM NOTES PAYABLE, less current portion                           --       6,921,985
OBLIGATIONS UNDER CAPITAL LEASES, less current portion         76,883          85,337
                                                         ------------    ------------

         Total liabilities                                 19,477,138      20,747,143
                                                         ------------    ------------

COMMITMENTS AND CONTINGENCIES                                      --              --

STOCKHOLDERS' EQUITY:
  Common stock                                                200,435         184,115
  Additional paid-in capital                               72,336,928      69,358,379
  Accumulated deficit                                     (58,771,424)    (49,627,310)
                                                         ------------    ------------

                                                           13,765,939      19,915,184
  Less: Notes receivable arising from
         the exercise of stock options                    (12,772,200)    (12,772,200)
        Treasury stock                                       (120,461)       (120,461)
                                                         ------------    ------------

         Total stockholders' equity                           873,278       7,022,523
                                                         ------------    ------------

         TOTAL                                           $ 20,350,416    $ 27,769,666
                                                         ============    ============


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

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Operations
                                   (UNAUDITED)

                               THREE MONTHS ENDED

                                                              JUNE 30,
                                                       2005            2004
                                                   ------------    ------------
                                                                      RESTATED
NET SALES                                          $  9,851,153    $ 11,191,678

COST OF GOODS SOLD                                    7,582,855       8,251,330
                                                   ------------    ------------
  Gross margin                                        2,268,298       2,940,348
                                                   ------------    ------------

OPERATING EXPENSES:
Selling                                                 936,245       1,460,400
Delivery                                                615,471         593,326
General and administrative, including $527,518 and
  $162,374 non-cash compensation related to stock
  based transactions                                  1,261,530         795,716
Research and development                                 91,042          72,686
Impairment of property and equipment                  7,896,554              --
Cost of disposal activities                             255,011              --
(Gain)/Loss on sale of assets                              (636)             --
                                                   ------------    ------------
  Total operating expenses                           11,055,217       2,922,128
                                                   ------------    ------------

INCOME (LOSS) FROM OPERATIONS                        (8,786,919)         18,220

Interest expense                                        357,195         259,816
Derivative expense                                           --         121,119
                                                   ------------    ------------

NET LOSS                                           $ (9,144,114)   $   (362,715)

Less:
Preferred Stock Dividends                                    --          42,392
Preferred Stock Accretion to Redemption Value                --         500,644
                                                   ------------    ------------

NET LOSS TO COMMON STOCKHOLDERS                    $ (9,144,114)   $   (905,751)
                                                   ============    ============


BASIC AND DILUTED NET LOSS PER COMMON SHARE        $      (0.49)   $      (0.06)
                                                   ============    ============

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

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Cash Flows
                                  (UNAUDITED)

Three Months Ended June 30,                                             2005            2004
                                                                     -----------    -----------
                                                                                      RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                           $(9,144,114)   $  (362,715)
  Adjustments to reconcile net loss to net cash from (used in)
    operating activities:
      Depreciation and amortization                                      539,103        546,041
      Amortization of debt discount and financing costs                   27,422         33,349
      Provision for losses on trade receivables                          313,000        107,000
      Impairment of property and equipment and (gain)/loss on sale
        of assets                                                      7,895,919             --
      Change in fair value of derivative instrument                           --        121,119
      Non-cash compensation related to stock-based transactions          527,518        162,374
      (Increase) decrease in:
        Trade receivables                                             (1,221,881)      (976,993)
        Inventories                                                     (206,579)       (80,798)
        Prepaid expenses and other                                      (272,486)      (281,686)
      Increase (decrease) in:
        Accounts payable                                                  15,335      1,297,022
        Accrued and other liabilities                                    123,360         13,325
                                                                     -----------    -----------

   NET CASH FROM (USED IN) OPERATING ACTIVITIES                       (1,403,403)       578,038
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                     (68,851)       (74,525)
  Proceeds from sale of equipment                                          8,200             --
                                                                     -----------    -----------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                          (60,651)       (74,525)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in book overdrafts                                            541,317             --
  Net borrowings (payments) on line of credit                           (722,023)        53,574
  Repayments on term notes payable                                      (440,000)      (150,000)
  Principal payments on capital lease obligations                        (47,994)       (67,487)
  Financing costs for long term debt                                    (160,588)            --
  Costs associated with issuance of common stock                              --        (22,500)
  Proceeds from exercise of common stock options                           2,560             --
  Proceeds from exercise of common stock warrants                      1,729,000             --
                                                                     -----------    -----------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                          902,272       (186,413)
                                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                                         (561,782)       317,100

CASH, BEGINNING OF PERIOD                                                561,782        449,679
                                                                     -----------    -----------

CASH, END OF PERIOD                                                  $        --    $   766,779
                                                                     ===========    ===========


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


                         GALAXY NUTRITIONAL FOODS, INC.
                               EBITDA, as adjusted
                                   (UNAUDITED)

                                                        $           %
June 30,                     2005       2004         Change      Change
                             -------------------------------------------

Net Sales                    9,851,153  11,191,678  (1,340,525)   -12.0%
                             ===========================================

Net Income (Loss)           (9,144,114)   (362,715) (8,781,399)  2421.0%

Interest expense               357,195     259,816      97,379     37.5%
Derivative expense                  --     121,119    (121,119)  -100.0%
Depreciation                   539,103     546,041      (6,938)    -1.3%
Non-cash stock compensation    527,518     162,374     365,144    224.9%
Impairment of fixed assets   7,896,554          --   7,896,554      0.0%
Cost of disposal activities    255,011          --     255,011      0.0%
                             -------------------------------------------
EBITDA, as adjusted (a
non-GAAP measure)              431,267     726,635    (295,368)   -40.6%
                             ===========================================

As a percentage of sales           4.4%        6.5%
                             ======================




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